EXHIBIT 10.31

SELLING AGREEMENT


This SELLING AGREEMENT dated May 15, 1999 (the "Agreement") is made and entered into by and between Auto-Graphics, Inc., a California corporation (the "Company") on the one hand and Corey M. Patick, an individual ("Patick") on the other hand.


RECITALS


WHEREAS, the Company would like to obtain additional equity capital through the offer and sale of shares of its authorized but unissued Common Stock in a private and/or public offering of such stock
(collectively the "Securities Offerings");

WHEREAS, the Company would like to offer and sell between 200,000 and 450,000 shares of its authorized but unissued Common Stock in a private offering (restricted stock) for a price per share of $2.50 (the "Private Offering");

WHEREAS, if the Private Offering is successful (the Company raises at least $500,000 in such Offering as more fully defined herein), then the Company would like to proceed to offer and sell up to an additional 1,000,000 shares of its authorized and unissued shares of Common Stock at a minimum price of $5 per share in an SEC registered offering (the "Public Offering");

WHEREAS, Patick has a background and experience in the finance and securities areas and desires to assist the Company with the above referenced Securities Offerings and the Company desires to secure such services;

WHEREAS, the Company and Patick desire to memorialize in this Agreement their understandings and agreements regarding assistance by Patick in respect of such Securities Offerings;


AGREEMENT


NOW, THEREFORE, the undersigned parties intending to be legally bound and obligated thereby, in consideration of the premises and the covenants contained in this Agreement, and subject to the conditions set forth herein, do hereby agree as follow:

1. Selling Assistance. During the Term of this Agreement, and subject to paragraph 7 hereof, Patick agrees to assist and the Company hereby engages Patick to assist the Company in respect of the Securities Offerings (the "Services"). Such Services shall be on a substantially full-time basis (no less than an average of 35 hours per week). For purposes of rendering the Services, Patick's activities shall be generally described as "Vice-President - Special Projects" or such other position or name as the Company and Patick shall subsequently determine to be appropriate for purposes of the Services to be rendered and rendered by Patick in connection with the Securities Offerings.

2. Limitations On Services. Due to the special, limited nature of the Services to be rendered by Patick as provided for under this Agreement, Patick agrees and promises not to attempt to and/or actually bind and/or obligate the Company in respect of any matters or things other than the subject matter of the Securities Offering as specifically reviewed and approved by the Company's Board of Directors and set forth in the securities disclosure document(s) submitted to and approved by the Board or as otherwise authorized by the Company's Board of Directors in writing.

3. Term. The Term of this Agreement shall commence on May 15, 1999 and continue on a continuous basis, unless earlier terminated pursuant to paragraph 7 hereof, for a period of nine (9) months ending February 14,2000 (herein the "Term").

4. Compensation. During the Term of the Agreement, in consideration for the Services, the Company shall pay Patick and Patick will receive from the Company the following compensation and other opportunities:

A. Payments. In consideration for the Services, the Company will pay Patick a monthly payment of $15,000; and

B. Performance Opportunity/Private Offering. If the Private Offering is in fact successful, defined as no less than $500,000 actually raised and received by the Company in a Private Offering, complying in all respects with applicable securities laws, rules and regulations, within one hundred and twenty (120) days of the date of this Agreement ("Successful Offering"), then Patick shall have the right ("Performance Opportunity") to purchase from the Company warrants at a price of $.01 per warrant entitling Patick, for a period of three (3)years from the date of issuance, to purchase shares of the Company's authorized and unissued Common Stock at a price equal to the par value ($.10) of such stock in a private offering (restricted stock including a legend restricting transfer with an appropriate stop transfer instruction on file with the Company's stock transfer agent). Subject to the above requirement for a Successful Offering, for each share sold in the Private Offering Patick shall be entitled to .1875 warrants (each whole warrant representing the right to purchase one share of stock) rounded to the nearest whole number of warrants up to a maximum of 80,000 warrants and underlying shares of the Company's restricted Common Stock (the "Warrants"). The Warrants shall not be assignable or transferable by Patick absent the approval of the Company which will not be unreasonably withheld. Such Performance Opportunity shall not be deemed or treated as compensation to Patick but rather an investment opportunity to Patick conditioned upon the success of the Private Offering as provided for herein. If the Company is not able to conduct and complete a Successful Offering, then the Company shall have the right to terminate this Agreement as provided for in paragraph 7 hereof.

C. Possible Further Performance Bonus/Public Offering. The parties agree that they will defer discussion and agreement as to what, if any, possible further performance bonus opportunity the Company might make available to and Patick might receive in respect of the proposed Public Offering and the success of Patick's efforts to assist the Company to arrange and the Company's actual ability to conduct and successfully complete such possible offering during the Term of this Agreement. The parties acknowledge that they may not ultimately reach a mutually acceptable agreement in respect of this particular further performance opportunity matter and that, if they do not reach any such mutual agreement at any time in the future, no rights, benefits, entitlements, duties, responsibilities, obligations and/or liabilities shall attach thereto or result therefrom on the part of either party relating to such performance bonus opportunity as referenced herein. Patick further acknowledges that the Company's ability to proceed with and conduct any such Public Offering, or any alternative public offering, is subject to numerous uncertainties many of which are beyond the Company's control such as the Company's ability to obtain "effectiveness" of the registration statement covering such offering with the U.S. Securities and Exchange Commission and the registration and/or qualification of such Offering with the various state regulatory agencies who would have jurisdiction over any such Offering. Accordingly, Patick agrees and promises not to provide any prospective investor or other person with any assurances that any such Public Offering or any securities offering by the Company will be actually undertaken or, if undertaken, will be successfully completed or otherwise represent any benefit to the Company and/or investors in the Private Offering.

D. Expenses. Patick will be responsible for his own travel and related expenses paid or incurred by Patick in performing the Services, and the Company shall have no obligation to Patick in respect of any such costs or expenses (and Patick will not obligate the Company in respect of any such costs/expenses).

5. Certain Covenants By The Company And Patick Re Private Offering. The Company with the assistance of its outside legal counsel and independent certified public accountants will cause to be prepared the Private Offering memorandum, including any necessary or advisable investor subscription and related documentation, to be used for and in conducting the Private Offering (collectively the "Offering Materials"); and Patick agrees and promises to use, exclusively, such Offering Materials to conduct the Private Offering and, further Patick agrees and promises not to provide any prospective or actual investor in the Private Offering with any information, statements, materials, and/or assurances which have not previously been reviewed and approved in writing by the Company for such purpose. The Company further agrees and covenants to use its best efforts to ensure that all of the Offering Materials are accurate and complete in all material respects and do not contain any false or misleading statements or omit to make any statements which, based on the statements that are contained in such Offering Materials, render such statements false or misleading in any material respect. Except for the use of the Offering Materials by Patick as provided for herein intended to facilitate compliance with applicable securities laws pertaining to the Private Offering, the Company will not seek to or have the right to direct or control, and will not interfere with, Patick's activities to locate prospective investors and to cause such prospective investors to subscribe to the Private Offering; provided that all of Patick's activities, including the methods and means of conducting the subject Private Offering, are lawful which Patick represents and warrants will be the case.

6. Indemnity By The Parties. The parties hereby each agree and promise to indemnify and hold harmless the other against any claims, debts, judgments, obligations, costs, expenses (including reasonable attorney's and professional's fees) and/or liabilities of whatsoever kind or nature which arise or otherwise result from the refusal and/or failure of the indemnifying party to timely and fully perform such party's agreements and promises as set forth herein.

7. Termination By The Company. In the event that the Company is not able for any reason to timely conclude a Successful Offering (as defined herein in paragraph 4.B.), then either the Company or Patick shall have the absolute right, in either of such party's sole and absolute discretion and election to terminate this Agreement and all of such parties' responsibilities and obligations (including without limitation the Company's obligation to pay Patick any further compensation and to sell and issue Patick any Warrants or underlying shares of stock) under this Agreement, except only that the parties' respective rights and obligations under paragraphs 10 and 11 hereof shall survive any such termination.

8. Subsequent Services. At the end of the Term of this Agreement, Patick and the Company will negotiate the terms and conditions of the continuation of Services and/or alternative services by Patick to the Company for a minimum period of one year.

9. Compliance With Securities Laws. The offer, sale and issuance of the Securities, including the shares of stock in the Private Offering and the Warrants and underlying shares of stock, shall be in compliance with all applicable securities laws, rules and regulations.

10. Confidential Information/Covenant Not To Compete. In the event this Agreement is earlier terminated or expires in accordance with its terms (including the Term as defined herein), or when the period of Services by Patick otherwise ends, Patick hereby agrees and promises that (A) he will not directly or indirectly take, avail himself of, use or otherwise seek to take advantage of any confidential, trade secret or other proprietary materials and/or information of the Company ("Confidential Information");
(B) Patick will use his best efforts to treat, preserve and protect all Confidential Information provided to or obtained by him during the period of his Services to the Company and thereafter; (C) at the time when Patick is no longer rendering Services to the Company, he will return and/or deliver to the Company all written documents, writings and things including information provided to him by the Company or otherwise obtained by him from any source in connection with his rendering Services to the Company or otherwise, without retaining any copies or other duplicates including excerpts thereof, and that he will provide the Company with a certificate under penalty of perjury under California law confirming his compliance with this subparagraph (C); (D) Patick will not while he is rendering Services to the Company or for a period of one (1) year after the period of his Services to the Company ends, solicit, induce or attempt to induce any employee and/or other representative of the Company to terminate his/her employment with and/or other services to the Company; and that
(E) Patick will not while he is rendering Services to the Company or for a period of one (1) year after the termination or cessation of such Services, solicit, induce or attempt to induce any person or entity having a business relationship with the Company formed prior to or during the period of time when Patick was rendering Services to the Company to terminate such business relationship with the Company or to do any thing, directly or indirectly, to interfere in a materially adverse manner with any such relationship between the Company and any such person or entity. Further, Patick agrees and promises that, at the time that he is no longer rendering Services to the Company, he will not, directly or indirectly, including through employment, consulting or other relationship and/or ownership interest in any company or business venture, compete with the Company in respect of its business as now or then engaged in by the Company for a period of one (1) year from the last date of his rendering Services to the Company under this Agreement.

11. Inventions/Copyright/Patent And Other Rights To The Company. Any and all inventions, improvements, discoveries, processes, copyrights, patents and all other creative efforts of Patick conceived, discovered, undertaken, written, made, developed or otherwise coming into existence during the period of time that Patick is rendering Services to the Company shall be owned, without the payment by the Company of any additional compensation to Patick, entirely by the Company; and Patick agrees and promises to make immediate and full disclosure to the Company of any and all such inventions, improvements, discoveries, processes, copyrights, patents and other creative efforts and to cooperate and assist the Company in all ways and manner to perfect and protect its right, title and interest in and to such intellectual property.

12. Complete Agreement. This Agreement contains all of the parties' statements, representations, understandings, agreements, promises, covenants, assurances, warranties, guarantees and other matters regarding the subject matter of the Agreement. The Recitals which appear at the outset of this Agreement are incorporated and made a part of this Agreement. This Agreement supersedes and corrects that certain prior agreement dated as of this same date pertaining to the services by Patick to the Company in respect of the Securities Offerings by the Company. This Agreement may only be supplemented, modified, amended or otherwise changed by a further writing, referencing this paragraph, and signed by the party sought to be bound by any such supplement, modification, amendment. This Agreement has and shall be deemed for all purposes to have been drafted and otherwise prepared by both of the parties and, should any ambiguity subsequently be determined to exist in or in respect of this Agreement including the language used herein or otherwise, then neither party shall suffer any prejudice or disability as a result of any such ambiguity. Each of the parties acknowledges to the other that they have had the opportunity to have this Agreement and matters relating thereto reviewed by their own respective individual attorney and/or other professional advisor.

13. Choice Of Law. This Agreement is made and shall be governed and interpreted for all purposes under the laws of the State of California without regard to its conflict of law provisions.

14. Notices. Notices to be given under or in respect of this Agreement shall be provided in writing and shall be deemed effective upon receipt if personally delivered or on the third (3rd) day following mailing in the United States Mail by certified mail - return receipt requested, addressed as follows:

If To The Company

Auto-Graphics, Inc.
3201 Temple Avenue
Pomona, CA 91768-3200

With a copy to -

Robert H. Bretz, Esq.
520 Washington Blvd, PMB #428
Marina del Rey, CA 90292



If To Patick

Corey M. Patick
21626 Acanthus Circle
Walnut, California 91789

With a copy to -

Bill D. Ringer, Esq.
1401 N. Hunter Street
San Joaquin, CA 95202


Any party may, from time to time, update or otherwise change its address for purposes of notice under this Agreement by providing such notice in accordance with the provisions of this paragraph.

15. Time Is Of The Essence. For purpose of this Agreement, including the performance of the parties' responsibilities, duties and obligations hereunder, time shall be deemed to be of the essence.

16. Assignment and Other Matters. The parties to this Agreement shall not have the right, absent the other party's prior written approval and consent which will not be unreasonably withheld, to assign or otherwise transfer this Agreement including any of their rights, duties, responsibilities and/or obligations hereunder to any person or entity. Patick acknowledges that the Company regards the Services to be rendered hereunder by him as personal and unique to Patick and that the Company would not elect to enter into this Agreement with any one but Patick.

17. Severability. If any provision of this Agreement is hereafter finally determined to be unenforceable for any reason, then such provision shall be deemed and treated for all purposes as severed from this Agreement; and the balance of this Agreement shall remain in full force and effect as between the parties notwithstanding any such unenforceable and severed provision.

18. Attorney's Fees. If either party initiates any legal action or proceeding seeking to enforce such party's rights or otherwise under or in respect of this Agreement then, in additional to whatever other relief such party may be entitled to receive as a result of such action/proceeding, such party (or the other party if determined to be the prevailing party in any such legal action or proceeding) shall be entitled to recover its reasonable attorney's and other professional's fees and costs paid or incurred by such party in connection with such legal action/proceeding including in respect of an appeal in such action/proceeding.

19. Headings. The headings of the paragraphs (and any subparagraphs) of this Agreement are included for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties thereunto duly authorized have executed this Agreement in Pomona, California effective as of the date first set forth above.

AUTO-GRAPHICS, INC.
(the "Company")





By ss/Robert S. Cope
Robert S. Cope, President



By ss/Daniel E. Luebben
Daniel E . Luebben, Secretary



("Patick")

ss/Corey M. Patick
Corey M. Patick